UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 28, 2006
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                           Dollar General Corporation
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             (Exact name of registrant as specified in its charter)


         Tennessee                     001-11421             61-0502302
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
     of incorporation)                                   Identification No.)


                 100 Mission Ridge
             Goodlettsville, Tennessee                            37072
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     (Address of principal executive offices)                  (Zip Code)


       Registrant's telephone number, including area code: (615) 855-4000
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          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))


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ITEM 2.02         RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On November 29, 2006, Dollar General Corporation (the "Company") issued a press release disclosing certain charges and expenses that will be reflected in the Company's results of operations for the fiscal 2006 third quarter ended November 3, 2006 in connection with the implementation of certain strategic changes. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference as if fully set forth herein. For further information regarding these charges and expenses, please see Items 2.05 and 2.06 below.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

         On November 28, 2006, the Board of Directors of the Company approved management's recommendation to close approximately 400 stores by the end of fiscal 2007 in addition to those closed in the normal course of business. The disclosure herein includes estimates of pre-tax costs and charges expected to be incurred in connection with this store closing plan. These estimates, as well as the anticipated timing of the store closings, are subject to change as the activities are finalized. Some of these costs and charges will be recognized in the third quarter of fiscal 2006, though a greater amount of the charges will be recognized in future periods when the related expenses are incurred.

         This decision is part of the Company's plans to focus on upgrading its existing store base and enhancing the store experience for customers by closing a number of stores that do not meet the Company's real estate criteria, decelerating its new store growth rate through fiscal 2008, remodeling or relocating a number of stores to improve productivity, and by eliminating its "packaway" inventory management model by the end of fiscal 2007. This initiative is part of the Company's ongoing efforts to enhance its customers' shopping experience by making stores more appealing, fresh and easy to shop.

         In its second quarter earnings release on August 31, 2006, the Company announced it was considering accelerating its recently enhanced real estate strategy. The Board's decision to close approximately 400 stores reflects a plan that is based upon a comprehensive analysis of the performance of each of the Company's stores, including but not limited to, recent store sales, rental costs, profit and cash flow trends, potential growth and proximity to other Dollar General(R) stores. The Company will continue to evaluate its store base for additional closing candidates as part of its revitalization efforts.

         The Company currently estimates the pre-tax exit costs and charges related to this real estate plan to be $74 million. An estimated $16 million of these costs and charges will be recorded in the third quarter of fiscal 2006, primarily related to asset impairments (including $8 million of below-cost inventory adjustments and $8 million of fixed assets) in the stores to be closed. The remaining $58 million of these costs and charges are expected to be recorded primarily in fiscal 2007. The estimated amount and timing of these costs and charges are preliminary and may vary materially depending on various factors, including timing in the execution of the plan, the outcome of negotiations with landlords and/or potential sublease tenants, the accuracy of assumptions used by management in developing these estimates and final inventory levels.

         The table below summarizes the types of expenses and identifies the estimated non-cash and cash components associated with the store closing plan:


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Pre-Tax Costs ($ millions)                    Non-Cash  Future Cash   Total
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Lease contract termination costs               $   --      $    38   $   38
One-time employee termination benefits             --            1        1
Other associated store closing costs               --            9        9
Inventory markdowns below cost
     & liquidation fees                            12            5       17
Asset impairment & accelerated depreciation         9           --        9
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Total                                          $   21      $    53   $   74
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         In the table above, "Future Cash" primarily relates to the settlement of lease obligations over their scheduled lease terms."Inventory markdowns below cost" represents the estimate of below cost markdowns needed to dispose of the closing stores' inventory. "Asset impairment & accelerated depreciation" includes assets used in the normal operations of retail stores and includes the remaining unrecoverable net book values of leasehold improvements, fixtures, racking, equipment, etc. due to the store closures that cannot or will not be relocated and used in other of the Company's operations. "Other associated store closing costs" primarily includes the removal of any usable assets as well as real estate consulting and other services. The table does not include the cash impact of the tax benefit associated with these expenses, which generally will be realized when the lease obligation is paid, or the asset is disposed of or sold.

         The Company's November 29, 2006, press release announcing the store closing plan is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.06         MATERIAL IMPAIRMENTS.

         On November 28, 2006, the Company's Board of Directors was advised of management's assessment that certain material impairment charges should be recorded in the third quarter of fiscal 2006 due to the Board's approval of an accelerated schedule of inventory markdowns, as further described below, and due to the Board's approval of the store closing plan discussed in Item 2.05 above. The discussion set forth in Item 2.05 above is incorporated herein by reference.

         In its second quarter earnings release on August 31, 2006, the Company announced it was considering modifying its historical inventory management model. Based on a comprehensive analysis of the impact of the Company's "packaway" inventory model on its ability to effectively serve its customers, and to better meet its customers' needs and to ensure an appealing, fresh merchandise selection, the Company will discontinue that packaway management model by the end of fiscal 2007. With few exceptions, the Company plans to eliminate, through in-season and other markdowns, existing seasonal, home and apparel packaway merchandise by the close of fiscal 2007. In addition, beginning in fiscal 2007, the Company plans to clear virtually all current-year non-replenishable merchandise by taking end-of-season markdowns, allowing for increased levels of newer, current-season merchandise. The Company believes this strategy change will enhance the appearance of its stores and will positively impact customer satisfaction as well as the store employees' ability to manage stores, ultimately resulting in higher sales, increased gross margin, lower employee turnover, and decreased inventory shrink and damages. The Company also expects this improved SKU management will result in more appropriate per store inventory levels.

         The Company anticipates recording an estimated below-cost inventory adjustment of approximately $64 million (in addition to $8 million relating to inventory in stores to be closed as discussed in Item 2.05 above) in the third quarter of fiscal 2006 to reflect the impact of this revised strategy. The estimated amount of the below-cost inventory adjustment is based on management's assumptions regarding the timing and adequacy of markdowns and the final adjustment may vary materially from the estimate depending on various factors, including timing in the execution of the plan and the accuracy of assumptions used by management in developing these estimates. These impairment charges will not require current or future cash outflows but will decrease the amount of future cash inflows.

          The Company's November 29, 2006, press release announcing this decision is attached as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01         REGULATION FD DISCLOSURE.

         On November 29, 2006, the Company issued the news releases attached hereto as Exhibit 99.1 and Exhibit 99.2, each of which is incorporated by reference as if fully set forth herein. Exhibit 99.1 discloses the matters discussed in Items 2.02, 2.05 and 2.06 above, a share repurchase authorization, the appointment of a President and Chief Operating Officer, and other matters.
Exhibit 99.2 discloses a dividend declaration.

FORWARD-LOOKING STATEMENT DISCLAIMER

         This Form 8-K and the attached press release contain forward-looking information, including but not limited to, certain planned real estate and merchandising strategic and operational changes and the related timing, cost and charge estimates and anticipated results and benefits. The words "believe," "anticipate," "project," "plan," "schedule," "expect," "estimate," "objective," "target," "potential," "forecast," "goal," "intend," "should," "will likely result," or "will continue" and similar expressions generally identify forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by these forward-looking statements. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. These risks, uncertainties and other factors are discussed by the Company in its filings with the United States Securities and Exchange Commission (the "SEC"), including its most recent Form 10-K and Form 10-Q, its other filings made from time to time with the SEC, including this Form 8-K, and the press release attached as Exhibit 99.1. The Company strongly encourages readers to review all such filings and the press release for a more detailed discussion of these risks, uncertainties and other factors. Readers are cautioned not to place undue reliance on these forward-looking statements, since the statements speak only as of the date of this document. Unless otherwise required by law, the Company has no obligation, and does not intend, to publicly update or revise forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any further disclosures the Company may make on related subjects in its documents filed with or furnished to the SEC or in its other public disclosures.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements of businesses acquired. N/A
         (b) Pro forma financial information. N/A
         (c) Shell company transactions. N/A
         (d) Exhibits. See Exhibit Index immediately following the signature page hereto.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 29, 2006      DOLLAR GENERAL CORPORATION
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                              By:  /s/ Susan S. Lanigan
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                                   Susan S. Lanigan
                                   Executive Vice President and General Counsel



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                             EXHIBIT INDEX


Exhibit No.   Description
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99.1          News release dated November 29, 2006 regarding various
              strategic changes and other matters.

99.2 News release dated November 29, 2006 regarding a dividend declaration.